UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 13, 2016, Altria Group, Inc. (“Altria”) issued a press release announcing that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its senior unsecured notes identified in the press release (the “Notes”). A copy of the press release is attached as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K. Concurrently, Altria has commenced an underwritten public offering of new senior unsecured notes (the “New Notes”).

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities. The Tender Offer is being made only pursuant to the Offer to Purchase, the related Letter of Transmittal and the Notice of Guaranteed Delivery. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The offering of New Notes is being made only by means of a prospectus and a related prospectus supplement, which may be obtained by visiting the Securities and Exchange Commission’s website at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Altria Group, Inc. Press Release, dated September 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and
Senior Assistant General Counsel

DATE: September 13, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Altria Group, Inc. Press Release, dated September 13, 2016

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